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Exhibit 10.14


                                   AGREEMENT
                                   ---------

between


FOUNTAIN PHARMACEUTICALS, INC.
7279 Bryan Dairy Road
Largo, Florida  33777

(subsequently called "FOUNTAIN")

AND

QUINODERM LTD.
Manchester Road
Hollinwood Oldham OL8 4PB
Lancashire, England

(subsequently called "QUINODERM")

WITNESSETH

Whereas, FOUNTAIN has developed a technology protected by patent applications and trade secrets known as Solvent Dilution MicroCarrier System, hereinafter referred to as "SDMC-SYSTEM";

Whereas, FOUNTAIN has developed products based on the SDMC-SYSTEM hereinafter referred to as PRODUCTS;

Whereas, FOUNTAIN is interested to have marketed and sold their PRODUCTS in territories outside the USA;

Whereas, QUINODERM holds a dermatological marketing organization in the UK and Ireland;

Whereas QUINODERM has the potential to do research on PRODUCTS, as well as to develop and to manufacture PRODUCTS;

Whereas FOUNTAIN and QUINODERM have the opinion that it is of mutual interest to enter into this AGREEMENT with respect to the marketing and sales of PRODUCTS by QUINODERM in their marketing territories and to generate research and development as well as manufacturing experience which could be made available to FOUNTAIN for its use outside the TERRITORY.

NOW THEREFORE THE PARTIES HERETO AGREE AS FOLLOWS:

Agreement Fountain Pharmaceuticals, Inc.                             Page 1 of 9
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ARTICLE 1 - DEFINITIONS

1. AFFILIATES will mean organizations in which a party to this agreement holds more than fifty percent of the shares or organizations that hold more than fifty percent of the shares of same party.

2. EFFECTIVE DATE will mean the date when this AGREEMENT is signed by both partners.

3. TRADENAMES will mean all protected and unprotected brandnames used particularly in conjunction with the sales of PRODUCTS in a specific territory for which a license is granted under this AGREEMENT.

4.   PRODUCTS will mean dermatological products making use of the SDMC-SYSTEM.

5. By NET SALES is understood the invoiced amounts for each calendar period without value added tax.

6. SCIENTIFIC INFORMATION will mean all results from clinical and pre-clinical studies, laboratory experiments, literature and research and other sources, that could significantly contribute to the know-how related to the formulation, production, and use of PRODUCTS.

7. TERRITORY means the UK (England, Wales, Scotland) and Ireland and any other countries added by mutual agreement between the parties.

8. MASS MERCHANDISER means large chains (i.e. Boots, Superdrug, Tesco, ASDA, Sainsbury, etc.) and independents that sell merchandise to consumers.

ARTICLE 2 - TERMS AND CONDITIONS

1. FOUNTAIN grants QUINODERM for the term of five years after the EFFECTIVE DATE of this AGREEMENT the right to manufacture, to market and to sell PRODUCTS under their own TRADENAMES in the TERRITORY in mass merchandiser channel of distribution.

2. After the initial five year period, this AGREEMENT will renew automatically each year unless notified by either FOUNTAIN or QUINODERM. Notification of intent not to renew shall occur at least 90 days prior to the anniversary date of the AGREEMENT.

3. FOUNTAIN grants QUINODERM for the term of five years after the EFFECTIVE DATE of this agreement the right to have the name "Fountain
     Pharmaceuticals" and the trademark "LyphaZome" mentioned on the package of PRODUCTS sold in TERRITORIES where they hold a license according to the underlying AGREEMENT.

4. QUINODERM and/or its sublicensees have the obligation to identify FOUNTAIN by printing or labeling the name "Fountain Pharmaceuticals" and to identify "LyphaZome" in a readable manner on the outer box (if applicable) and/or the leaflet of each commercial package of PRODUCTS unless parties agree in writing to do otherwise.

5. QUINODERM and its sublicensees are free to set selling prices to their distribution channels.

Agreement Fountain Pharmaceuticals, Inc.                             Page 2 of 9
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ARTICLE 3 - SUPPLY AND MUTUAL PROTECTION FOR EXCLUSIVE SALES

1. QUINODERM undertakes to manufacture sufficient quantities of the PRODUCTS to meet the anticipated requirements in its TERRITORY.

2. QUINODERM shall provide FOUNTAIN with non-binding forecasts of its intended bulk-manufacturing of PRODUCTS for a period of 12 months. The forecast will be actualized (rolling systems) in months of January and July.

3. FOUNTAIN and QUINODERM will assign the obligations under this agreement to its distributors, partners, sublicensees or any outlets for the PRODUCTS as far as they can act on these.

ARTICLE 4 - TRADE NAMES

1. In general, QUINODERM and/or its sublicensees are free to choose their TRADENAMES for the PRODUCTS, if market or legal situation demands to do so. The obligation under 2.3 to identify "FOUNTAIN" and "LYPHAZOME" is not effected by that.

ARTICLE 5 - RESEARCH AND DEVELOPMENT (R+D) ON PRODUCTS

1. QUINODERM is allowed by FOUNTAIN to perform research and development on PRODUCTS within its own responsibility and on its own costs.

2. FOUNTAIN will get access to experience and data QUINODERM will generate from research and development. Results from research on PRODUCTS will be made also available to FOUNTAIN for its own use and free of charge.

3. FOUNTAIN, vice-versa makes accessible to QUINODERM free of charge development and research documentation on PRODUCTS which will be generated by FOUNTAIN in the future or comes into the possession of FOUNTAIN through new partnerships.

ARTICLE 6 - PAYMENTS TO FOUNTAIN

1. QUINODERM shall pay FOUNTAIN the sum of 8% royalty on NET SALES of PRODUCTS. Payments will be due on a quarterly basis (1st day of January, April, July and October) and will be payable within 30 days. QUINODERM shall pay FOUNTAIN in United States Dollars.

2. The currency exchange rate used to convert to $USD will be the market rate on the payment due dates (1st day of January, April, July and October) or the next following business day if that day is not a normal business day.

Agreement Fountain Pharmaceuticals, Inc.                             Page 3 of 9
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3.   QUINODERM shall have the following performance royalties targets according to the following schedule:

                                 MINIMUM PERFORMANCE

                  Year                    $USD Royalty Target
                  ----                    -------------------

                  2001                          $ 20,000
                  2002                          $ 40,000
                  2003                          $ 60,000
                  2004                          $ 80,000
                  2005-2010                     $100,000

     If QUINODERM exceeds the minimum in any given year, the amount over the minimum will be counted for the following year (i.e. if in 2003 royalties total $70,000, then $10,000 ($70,000 less $60,000) will be counted towards fulfillment of 2004 royalties).

4. If these target royalties are not met, FOUNTAIN reserves the right to renegotiate the terms of the AGREEMENT.

5. FOUNTAIN shall sell ethanolic stock to QUINODERM at a price of USD$15 per liter. QUINODERM shall request ethanolic stock using standard purchase order procedures. If FOUNTAIN is unable to supply ethanolic stock to QUINODERM, then QUINODERM is entitled to source this from an alternative supplier without action being taken by FOUNTAIN for patent infringement either against QUINODERM or the supplier of the material.

ARTICLE 7 - WARRANTIES/LIABILITY

1.   FOUNTAIN hereby represents, warrants and covenants QUINODERM as follows:

2. To the best knowledge of FOUNTAIN the granting of the rights to QUINODERM and/or their sublicensees under this AGREEMENT does not and will not infringe any patent rights, including pending patents or other proprietary rights of any third party.

3. FOUNTAIN has not knowledge of any pending claims or any dispute that may lead to a claim that their technology used for the PRODUCTS it employs infringes the patent rights or other proprietary rights of any third party.

4. FOUNTAIN will indemnify QUINODERM from all damage claims or demands of third parties based on actual or alleged damages resulting from or in connection with the use of the PRODUCTS by consumers as far as the cause of damage claims or demands are caused by the SMDC system and in accordance with the legislation of the country involved.

Agreement Fountain Pharmaceuticals, Inc.                             Page 4 of 9
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ARTICLE 8 - REGISTRATION

1. QUINODERM will undertake the application for registration of the PRODUCTS in its TERRITORIES.

2. FOUNTAIN will assist QUINODERM to prepare the registration by giving those information that are necessary, reasonable and available. If scientific data or documents still have to be generated by FOUNTAIN, FOUNTAIN and QUINODERM will have to agree on a cost-sharing in advance.

ARTICLE 9 - MANUFACTURING THROUGH QUINODERM

1. QUINODERM assures that production of PRODUCTS follows in accordance with the applicable GMP's (good manufacturing procedures) or its equivalent (i.e. ISO9000).

2. QUINODERM is free to choose other places or partners to manufacture the PRODUCTS for the TERRITORY if there is an economic or capacity reason to do so. The product quality and the terms under confidentiality (Article 10) have to be guaranteed.

ARTICLE 10 - CONFIDENTIALITY

1. QUINODERM and FOUNTAIN shall use their best efforts, while this AGREEMENT is in effect and for a period of 5 (five) years thereafter, to prevent the disclosure to others of information received by either from the other party, and to keep such confidential except as follows:

     a) With the written consent of an officer of FOUNTAIN or QUINODERM as the case may be; or

     b) To the extent that such information was known to QUINODERM or FOUNTAIN prior to its receipt from the other party; or

     c) To the extent that information was, at the time of such receipt, or to the extent that it shall thereafter become published or public knowledge; or

     d) To the extent of information received at any time lawfully by QUINODERM or FOUNTAIN from any third party; or

     e) Was independently discovered and/or developed by QUINODERM and/or FOUNTAIN as evidenced by written documentation thereof, as the case may be; or

     f) To the extent necessary to any cooperator or consultant other than public officials and public institutions engaged by QUINODERM to and in the commercialization of PRODUCTS; or

     g) To the extent necessary to governmental officials in obtaining government approvals, if any, required in connection with the marketing and/or sales of PRODUCTS.

Agreement Fountain Pharmaceuticals, Inc.                             Page 5 of 9
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2.   QUINODERM shall obligate any engaged party referred to above in exceptions
     (f) and (g) to confirm in substance to the confidentiality provisions of this paragraph. Notwithstanding the foregoing, QUINODERM may disclose information to its sublicensees or potential sublicensees hereunder, provided that they are obligated to conform in substance to such nondisclosure provisions.

3. The confidentiality provisions of the present AGREEMENT shall survive the termination of all or any portion of this AGREEMENT.

ARTICLE 11 - SCIENTIFIC INFORMATION

1. SCIENTIFIC INFORMATION developed by QUINODERM or FOUNTAIN and its licensees or sublicensees or offered to QUINODERM or FOUNTAIN by a third independent party will be shared with each other within one month after they have received or generated a final version. This sharing of information is subject to Article 5.

2. FOUNTAIN and QUINODERM have the right to use the above mentioned information for scientific and/or commercial purposes upon their own judgment.

3. Scientific data generated as part of a dossier to be used to apply for registration as a medical preparation or for the requirement of authorities will be designated "FOR REGISTRATION".

4. QUINODERM/FOUNTAIN will indicate in writing which studies and/or investigations are planned and that will be designated "FOR REGISTRATION". FOUNTAIN will make available the final version of these studies and/or investigations not later than one month after the information is in the final format.

5. If QUINODERM/FOUNTAIN decides that they are not interested in using the information from 11.3, the information will become subject to the secrecy provisions under this AGREEMENT.

ARTICLE 12 - FORCE MAJEURE

1. Failure of a party to fulfill its obligations hereunder because of a case of force majeure shall not constitute a default of such party and consequently shall not give rise to liability to the other party. A case of force majeure shall include, without limitation, an event due to or action taken by any government or administrative authority, fire, flood, act of God, embargo, war insurrection, general strike, as well as any event resulting in an impossibility to obtain raw material for the production of PRODUCTS.

ARTICLE 13 - LEGAL SUCCESSOR/ASSIGNMENT

1. This agreement shall survive any change of ownership of Fountain, assignment by Fountain or license by Fountain.

2. Quinoderm can assign this agreement to another party upon written notice to FOUNTAIN and written approval from FOUNTAIN.

3.   This agreement shall survive a change of ownership of Quinoderm.

Agreement Fountain Pharmaceuticals, Inc.                             Page 6 of 9
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ARTICLE 14 - TERMS AND TERMINATION

1. This AGREEMENT shall continue in full force and effect unless sooner terminated as provided herein; this means until five years after the EFFECTIVE DATE of this agreement. Thereafter this AGREEMENT shall automatically be renewed for successive periods of one (1) year each, provided this AGREEMENT has not been terminated by either party at least six (6) months prior to the expiration of this AGREEMENT or said successive one (1) year periods, whichever is applicable.

2. This AGREEMENT shall terminate immediately upon written notice from QUINODERM or FOUNTAIN, as the case may be, if;

     a) FOUNTAIN or QUINODERM violates any of the covenants or obligations contained in this AGREEMENT and such default continues uncured or unremedied for a period of sixty (60) days after written notice thereof to FOUNTAIN by QUINODERM or to QUINODERM by FOUNTAIN as the case may be.

3. Termination of this AGREEMENT shall be without prejudice to QUINODERM's obligation to Payments on sales of PRODUCTS in the TERRITORY contracted prior to the date of such expiration or termination, nor terminate the secrecy obligations of both parties under this AGREEMENT.

4. After the date of termination of this AGREEMENT, QUINODERM shall be allowed to sell its stock of PRODUCTS where FOUNTAIN shall be paid according to
     Article 6.1.

5. After the date of termination of this AGREEMENT, there will be no further claims by FOUNTAIN OR QUINODERM.

ARTICLE 15 - PAYMENTS AND ACCOUNTING

1.   Payments - for products that fall under the NET SALES clause (Article 6.1)
     - will be due on a quarterly basis (for sales in the previous 3 months) on January 1st, April 1st, July 1st and October 1st, and to be paid within thirty (30) days of that date.

2. The parties to the contract will mutually support each other in the fulfillment of all obligations and formalities relating to taxes and levies connected with the performance of this agreement.

3. QUINODERM must keep accurate accounts on the manufacturing of PRODUCTS and the NET SALES of the contract products which fall under Article 6.1, the name and address of the customers, delivery dates, number of items and price of the contract products sold are to be listed in the latter case. The books of account must be available for inspection by FOUNTAIN on request. FOUNTAIN may in addition demand information on all circumstances which are relevant to the payments, its due date and its calculation.

Agreement Fountain Pharmaceuticals, Inc.                             Page 7 of 9
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4.   If presentation of the books of account is refused, or if there are justified doubts about the correctness or the completeness of the account or the books, then FOUNTAIN can demand that an independent auditor, to be appointed by both of the contracting parties, shall be allowed to inspect the company books or other documents, so far as is necessary for establishing the correctness of the account or the books. If the licensee's account shows no discrepancies, or only minor ones, then FOUNTAIN shall bear the auditor's charges, otherwise the licensee is obliged to pay the charge.

5. QUINODERM payments to FOUNTAIN, as covered under Article 6, shall be made in the currency of US Dollars.

ARTICLE 16 - MISCELLANEOUS

1. This AGREEMENT constitutes the entire AGREEMENT and supersedes all prior AGREEMENTS and understandings, between the parties hereto with respect to the subject matter hereof. The rights and obligations of each party under this AGREEMENT shall not be assignable or otherwise transferable without the prior written consent of the other which consent will not unreasonably be withheld.

2. The validity, construction, performance and interpretation of this AGREEMENT and the legal realizations of the parties to it shall be governed by the law of the state of Florida except with regards to matters of patent law which shall be determined with reference to the laws of the country involved.

3. In the event that any part of this AGREEMENT shall be determined to be in violation of any statute, rule of law, governmental regulations or decree of court of competent jurisdiction, such part shall be void and of no effect but the remainder of this AGREEMENT shall continue in full force and effect.

4. The parties hereto are independent contractors and have and shall have no power, nor will either of the parties represent that either has any power, to bind the other party or to assume or to create any obligation or responsibility, express or implied, on behalf of the other party in the other party's name.

     This AGREEMENT shall not be construed as constituting FOUNTAIN and QUINODERM to be partners or to create any other form of legal association which would impose liability upon one party for the act or failure to act of the other party.

5. The headings in this AGREEMENT are for convenience only and not intended to be used in determining the construction or interpretation to be given to any provision of this AGREEMENT.

6. The Appendixes attached to this AGREEMENT will be regularly updated and subsequently put into effect by being signed by both parties.

Agreement Fountain Pharmaceuticals, Inc.                             Page 8 of 9
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7.   The addresses of the parties hereto are as follows but either party may change its address for the purpose of this AGREEMENT by notice in writing to the other party:

     QUINODERM:

     QUINODERM Ltd. Pharmaceutical Manufacturers
     Manchester Road
     Hollinwood Oldham
     Lancashire England OL8 4PB

     FOUNTAIN

     FOUNTAIN Pharmaceuticals, Inc.
     7279 Bryan Dairy Road
     Largo, Florida  33777, USA

8. No waiver, amendment or modification of any provision with respect to this AGREEMENT shall be effective unless in writing and signed by the party against whom such waiver, amendment or modification is sought to be enforced. No failure by either party to exercise and no delay by either party in exercising any right, power or remedy secured hereunder shall operate as a waiver of any such right, power or remedy.

IN WITNESS THEREOF, the partners hereto, intending to be bound hereby have caused the AGREEMENT to be executed as of the date and year as hereby set forth.


Place/Date:                               Largo, Florida USA  9/th/ October 2000
                                     -------------------------------------------


FOUNTAIN PHARMACEUTICALS, INC.            /s/ Christopher J. Whitaker
                                     -------------------------------------------
                                          Vice President of Operations





Place/Date                                Oldham, England  2/nd/ October 2000
                                     -------------------------------------------

QUINODERM, LTD.                           /s/ A.G.W. Fisher
                                     -------------------------------------------

Agreement Fountain Pharmaceuticals, Inc.                             Page 9 of 9